As filed with the Securities and Exchange Commission on February 23, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECLA MINING COMPANY*

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0664171
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

(208) 769-4100

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

David C. Sienko, Esq.

Vice President and General Counsel

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

(208) 769-4100

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

J. Craig Walker, Esq.

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

(312) 372-1121

* The additional registrants listed on Schedule A on the next page are also included in this Form S-3 Registration Statement as additional registrants.

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company.” See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.25 per share	(1)(2)	(1)(2)	(1)(2)	(3)
Preferred Stock, par value $0.25 per share	(1)(2)	(1)(2)	(1)(2)	(3)
Warrants	(1)(2)	(1)(2)	(1)(2)	(3)
Debt Securities	(1)(2)	(1)(2)	(1)(2)	(3)
Guaranties	(1)(2)	(1)(2)	(1)(2)	(3)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E). Also see footnote (3) below.
(2)	An indeterminate aggregate initial offering price or number of shares of common stock, preferred stock, warrants, debt securities and guaranties of debt securities of Hecla Mining Company is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange or exercise of any securities registered hereunder.
(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

SCHEDULE A

ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant (1)	Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Burke Trading, Inc.	Delaware	1400	20-1713481
Hecla Admiralty Company	Delaware	1400	26-1939060
Hecla Alaska LLC	Delaware	1400	20-3432198
Hecla Greens Creek Mining Company	Delaware	1400	84-1026255
Hecla Juneau Mining Company	Delaware	1400	52-1728103
Hecla Limited	Delaware	1400	82-0126240
Hecla MC Subsidiary, LLC	Delaware	1400	30-0738758
Hecla Silver Valley, Inc.	Delaware	1400	20-8525633
Rio Grande Silver, Inc.	Delaware	1400	26-0715650
Silver Hunter Mining Company	Delaware	1400	26-2311170
Hecla Montana, Inc.	Delaware	1400	46-4577805
Revett Silver Company	Montana	1400	91-1965912
Troy Mine Inc.	Montana	1400	91-1998829
RC Resources, Inc.	Montana	1400	71-0964096
Revett Exploration, Inc.	Montana	1400	46-1472712
Revett Holdings, Inc.	Montana	1400	46-1461451

(1)	The address for the principal executive offices of each of the additional registrants is 6500 North Mineral Drive, Suite 200, Coeur d’Alene, ID 83815.

PROSPECTUS

Hecla Mining Company

Common Stock

Preferred Stock

Warrants

Debt Securities

We may offer and sell from time to time, in one or more offerings, shares of our common stock, preferred stock, warrants, and debt securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities through one or more underwriters, dealers and agents, underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. Our common stock is listed on the New York Stock Exchange under the trading symbol “HL”. The prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our common stock involves risks. See “Risk Factors ” beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2016.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus, any prospectus supplement, the documents incorporated by reference or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable.

PROSPECTUS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell common stock, preferred stock, warrants, and debt securities as described in this prospectus, in one or more offerings.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. This prospectus provides you with a general description of the common stock and other securities that we may offer. Each time we sell common stock or other securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the common stock or other securities offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, file reports and other information with the SEC. Our file number with the SEC is 1-8491. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Hecla,” “we,” “our,” “us” or the “Company” refer to Hecla Mining Company and its subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information provided in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and other public filings (including information incorporated by reference) are “forward-looking statements” and are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our forward-looking statements include our current expectations and projections about future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as “may,” “might,” “will,” “expect,” “anticipate,” “believe,” “could,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

These risks, uncertainties and other factors include, but are not limited to, those set forth under “Risk Factors” included under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference in this prospectus, and any subsequent Quarterly Reports on Form 10-Q, each of which is also incorporated by reference in this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. Projections included or incorporated by reference in this prospectus have been prepared based on assumptions, which we believe to be reasonable, but not in accordance with United States generally accepted accounting principles (“GAAP”) or any guidelines of the SEC. Actual results will vary, perhaps materially, and we undertake no obligation to update the projections at any future date. You are strongly cautioned not to place undue reliance on such projections. All subsequent written and oral forward-looking statements attributable to Hecla Mining Company or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HECLA MINING COMPANY

Hecla Mining Company and our subsidiaries have provided precious and base metals to the U.S. economy and worldwide since 1891. We discover, acquire, develop, produce, and market silver, gold, lead and zinc. In doing so, we intend to manage our business activities in a safe, environmentally responsible and cost-effective manner.

We produce lead, zinc and bulk concentrates, which we sell to custom smelters, and unrefined gold bullion bars (doré), which may be sold as doré or further refined before sale to precious metals traders. We are organized and managed into four segments that encompass our operating units: the Greens Creek unit, the Lucky Friday unit, the Casa Berardi unit, and the San Sebastian unit.

The map below shows the locations of our operating units and our exploration and pre-development projects, as well as our corporate offices located in Coeur d’Alene, Idaho and Vancouver, British Columbia.

Our principal executive offices are located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408. Our telephone number is (208) 769-4100. Our web site address is www.hecla-mining.com.

RISK FACTORS

Investment in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as well as the risk factors and other information contained in any prospectus supplement, before acquiring any of such securities.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other indebtedness.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	(1)	1.3	(1)	7.9	60.9
Ratio of earnings to combined fixed charges and preferred stock dividends	(2)	1.3	(2)	6.3	50.0

(1)	Earnings were insufficient to cover fixed charges in the following amount: $30.7 million for 2015 and $34.9 million for 2013.
(2)	Earnings were insufficient to cover fixed charges and preferred dividends in the following amount: $32.2 million for 2015 and $35.5 million for 2013.

Please refer to Exhibit 12 filed with the registration statement of which this prospectus is a part for additional information regarding the ratio of earnings to fixed charges and earnings to combined fixed charges and preferred dividends.

DESCRIPTION OF CAPITAL STOCK

The following summary is not complete. You should refer to the applicable provisions of our Certificate of Incorporation, as amended, and our Bylaws, as amended, and to Delaware corporate law for a complete understanding of the terms and rights of our common and preferred stock.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.25 par value per share, of which 378,561,934 shares of common stock were outstanding as of February 22, 2016. All of our currently outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “HL”.

Subject to the rights of the holders of any outstanding shares of preferred stock, each share of common stock is entitled to: (i) one vote on all matters presented to the stockholders, with no cumulative voting rights; (ii) receive such dividends as may be declared by the Board of Directors out of funds legally available therefor; and (iii) in the event of our liquidation or dissolution, share ratably in any distribution of our assets.

Holders of shares of common stock do not have preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into such shares, and no redemption or sinking fund provisions are applicable. All outstanding shares of common stock are fully paid and nonassessable.

In September 2011 and February 2012, our Board of Directors adopted a common stock dividend policy that has two components: (1) a dividend that links the amount of dividends on our common stock to our average quarterly realized silver price in the preceding quarter, and (2) a minimum annual dividend of $0.01 per share of common stock, in each case payable quarterly, when declared. The following table summarizes the common stock dividends declared by our Board of Directors under the policy described above:

	(A)	(B)	(C)	(A+B+C)
Declaration date	Silver- price- linked component per share	Minimum annual component per share	Special dividend per share	Total dividend per share	Total dividend amount (in millions)	Month of payment
November 8, 2011	$0.02	$—	$—	$0.02	$5.6	December 2011
February 17, 2012	$0.01	$0.0025	$—	$0.0125	$3.6	March 2012
May 8, 2012	$0.02	$0.0025	$—	$0.0225	$6.4	June 2012
August 7, 2012	$—	$0.0025	$—	$0.0025	$0.7	September 2012
November 2, 2012	$0.02	$0.0025	$—	$0.0225	$6.4	December 2012
February 25, 2013	$—	$0.0025	$0.01	$0.0125	$3.6	March 2013
May 10, 2013	$—	$0.0025	$—	$0.0025	$0.7	June 2013
August 8, 2013	$—	$0.0025	$—	$0.0025	$0.9	August 2013
November 5, 2013	$—	$0.0025	$—	$0.0025	$0.9	December 2013
February 21, 2014	$—	$0.0025	$—	$0.0025	$0.9	March 2014
May 5, 2014	$—	$0.0025	$—	$0.0025	$0.9	June 2014
July 31, 2014	$—	$0.0025	$—	$0.0025	$0.9	September 2014
November 5, 2014	$—	$0.0025	$—	$0.0025	$0.9	December 2014
February 17, 2015	$—	$0.0025	$—	$0.0025	$0.9	March 2015
May 6, 2015	$—	$0.0025	$—	$0.0025	$0.9	June 2015
August 6, 2015	$—	$0.0025	$—	$0.0025	$0.9	September 2015
November 3, 2015	$—	$0.0025	$—	$0.0025	$0.9	December 2015
February 20, 2016	$—	$0.0025	$—	$0.0025	$0.9	March 2015

Because the average realized silver price for each quarter of 2013-2016 and the second and fourth quarters of 2012 was below the minimum threshold of $30 according to the policy, no silver-price-linked component was declared or paid. However, on February 25, 2013, our Board of Directors declared a special common stock dividend of $0.01 per share, in addition to the minimum dividend of $0.0025 per share, for an aggregate dividend of $3.6 million. Prior to 2011, no dividends had been declared on our common stock since 1990. We cannot pay dividends on our common stock if we fail to pay dividends on our Series B preferred stock. The declaration and payment of common stock dividends, whether pursuant to the policy or in addition thereto, is at the sole discretion of our Board of Directors, and there can be no assurance that we will continue to declare and pay common stock dividends in the future.

Preferred Stock

Our certificate of incorporation authorizes us to issue 5,000,000 shares of preferred stock, par value $0.25 per share. The preferred stock is issuable in series with such voting rights, if any, designations, powers, preferences and other rights and such qualifications, limitations and restrictions as may be determined by our Board of Directors. The Board may fix the number of shares constituting each series and increase or decrease the number of shares of any series. As of February 22, 2016, 157,816 shares were outstanding, all of which were shares of Series B preferred stock. All of the shares of our Series B preferred stock are listed on the New York Stock Exchange under the symbol “HL PB.”

Ranking

The Series B preferred stock ranks senior to our common stock and any shares of Series A Junior Participating Preferred shares (none of which have ever been issued) with respect to payment of dividends, and amounts upon liquidation, dissolution or winding up.

While any shares of Series B preferred stock are outstanding, we may not authorize the creation or issue of any class or series of stock that ranks senior to the Series B preferred stock as to dividends or upon liquidation, dissolution or winding up without the consent of the holders of 66 2/3% of the outstanding shares of Series B preferred stock and any other series of preferred stock ranking on a parity with respect to the Series B preferred stock as to dividends and upon liquidation, dissolution or winding up, voting as a single class without regard to series. However, we may create additional classes of parity stock or junior stock, increase the authorized number of shares of parity stock or junior stock or issue series of parity or junior stock without such consent. See “Voting Rights.”

Dividends

Series B preferred stockholders are entitled to receive, when, as and if declared by the Board of Directors out of our assets legally available therefor, cumulative cash dividends at the rate per annum of $3.50 per share of Series B preferred stock. Dividends on the Series B preferred stock are payable quarterly in arrears on October 1, January 1, April 1 and July 1 of each year (and, in the case of any undeclared and unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors), at such annual rate. Dividends are cumulative from the date of the original issuance of the Series B preferred stock, whether or not in any dividend period or periods we have assets legally available for the payment of such dividends. Accumulations of dividends on shares of Series B preferred stock do not bear interest. We declared and paid our regular quarterly dividend of $0.875 per share on the outstanding Series B preferred shares through the fourth quarter of 2015.

Redemption

The Series B preferred stock is redeemable at our option, in whole or in part, at $50 per share, plus, in each case, all dividends undeclared and unpaid on the Series B preferred stock up to the date fixed for redemption.

Liquidation Preference

The Series B preferred stockholders are entitled to receive, in the event that we are liquidated, dissolved or wound up, whether voluntary or involuntary, $50 per share of Series B preferred stock plus an amount per share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders (the “Liquidation Preference”), and no more. Until the Series B preferred stockholders have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Stock upon our liquidation, dissolution or winding up. The term “Junior Stock” means our common stock and any other class of our capital stock issued and outstanding that ranks junior as to the payment of dividends or amounts payable upon liquidation, dissolution and winding up to the Series B preferred stock. As of December 31, 2015, our Series B preferred stock had a liquidation preference of $7.9 million.

Voting Rights

Except in certain circumstances and as otherwise from time to time required by applicable law, the Series B preferred stockholders have no voting rights and their consent is not required for taking any corporate action. When and if the Series B preferred stockholders are entitled to vote, each holder will be entitled to one vote per share.

Conversion

Each share of Series B preferred stock is convertible, in whole or in part at the option of the holders thereof, into shares of common stock at a conversion price of $15.55 per share of common stock (equivalent to a conversion rate of 3.2154 shares of common stock for each share of Series B preferred stock). The right to convert shares of Series B preferred stock called for redemption will terminate at the close of business on the day preceding a redemption date (unless we default in payment of the redemption price).

Provisions with Possible Anti-Takeover Effects

The provisions in our certificate of incorporation, as amended, our bylaws, as amended, and Delaware law could make it more difficult for a third party to acquire control of us, even if that transaction would be beneficial to stockholders. These impediments include:

•	the classification of our Board of Directors into three classes serving staggered three-year terms, which makes it more difficult to quickly replace board members;

•	the ability of our Board of Directors to issue shares of preferred stock with rights as it deems appropriate without stockholder approval;

•	a provision that special meetings of our Board of Directors may be called only by our chief executive officer or a majority of our Board of Directors;

•	a provision that special meetings of stockholders may only be called pursuant to a resolution approved by a majority of our entire Board of Directors;

•	a prohibition against action by written consent of our stockholders;

•	a provision that our board members may only be removed for cause and by an affirmative vote of at least 80% of the outstanding voting stock;

•	a provision that our stockholders comply with advance-notice provisions to bring director nominations or other matters before meetings of our stockholders;

•	a prohibition against certain business combinations with an acquirer of 15% or more of our common stock for three years after such acquisition unless the stock acquisition or the business combination is approved by our board prior to the acquisition of the 15% interest, or after such acquisition our board and the holders of two-thirds of the other common stock approve the business combination; and

•	a prohibition against our entering into certain business combinations with interested stockholders without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock, or common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants.

Warrants to Purchase Debt Securities

Each prospectus supplement for warrants to purchase debt securities will describe:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	if applicable, the number of the warrants issued with a specified principal amount of our debt securities or each share of our preferred stock or common stock;

•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates for warrants to purchase debt securities will be exchangeable for new debt warrant certificates of different denominations. Warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Warrants to Purchase Preferred Stock and Common Stock

Each prospectus supplement for warrants to purchase preferred stock or common stock will describe:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of the warrants issued with each share of our preferred stock or common stock;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	any provisions for adjustment of the number or amount of shares of our preferred stock or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, a discussion of material federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the principal amount of debt securities or number of shares of preferred stock or common stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered by the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities or shares of preferred stock or common stock to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

Status of Outstanding Warrants

At December 31, 2015, we had 2,249,550 warrants outstanding, with each warrant exercisable for 0.1622 of a share of our common stock at an exercise price of $6.17 per share. The warrants expire in March 2016. No warrants were exercised during 2015.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Additional 2021 Notes under the 2013 Indenture

On April 12, 2013, we completed an offering of $500 million in aggregate principal amount of our Senior Notes due May 1, 2021. In 2014, we issued an additional $6.5 million aggregate principal amount of the Senior Notes due May 1, 2021 to our pension plan in order to satisfy the plan funding requirement for 2014 (all of our Senior Notes due May 1, 2021 are referred to collectively as the “2021 Notes”). The 2021 Notes are governed by the Indenture, dated as of April 12, 2013, as supplemented, among Hecla Mining Company and certain of our subsidiaries and The Bank of New York Mellon Trust Company, N.A., as trustee (the “2013 Indenture”). The 2013 Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to, and governed by, the Trust Indenture Act of 1939.

We may offer additional 2021 Notes, which additional notes would be issued pursuant to the 2013 Indenture. If we offer additional 2021 Notes, we will describe the terms of such notes in a prospectus supplement applicable to such offering. Except as specifically set forth in such prospectus supplement, the general terms of our debt securities discussed below will not apply to the 2021 Notes.

Other Debt Securities

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt, senior to all future subordinated indebtedness of the Company and pari passu with other current and future unsecured, unsubordinated indebtedness of the Company or, in the alternative, subordinated debt subordinate in right of payment to current and future senior debt or pari passu with other future subordinated indebtedness of the Company. The debt securities will be issued under an indenture in the form that is filed as Exhibit 4.3(d) to the registration statement of which this prospectus is a part and incorporated by reference herein, subject to such amendments or supplemental indentures as are adopted from time to time. The indenture will be executed by the Company and one or more trustees. The following summary of certain provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to all the provisions of the indenture, including the definitions therein of certain terms. Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture. Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General

Unless otherwise indicated in a prospectus supplement, the indenture under which we may issue the debt securities will have the following provisions.

The indenture will not limit the amount of debt securities that may be issued thereunder. Reference is made to the prospectus supplement for the following terms of the debt securities offered pursuant thereto: (i) designation (including whether they are senior debt or subordinated debt and whether such debt is convertible), aggregate principal amount, purchase price and denomination; (ii) the date of maturity; (iii) interest rate or rates (or method by which such rate will be determined), if any; (iv) the dates on which any such interest will be payable and the method of payment (cash or common stock); (v) the place or places where the principal of and interest, if any, on the debt securities will be payable; (vi) any redemption or sinking fund provisions; (vii) any rights of the holders of debt securities to convert the debt securities into other securities or property of the Company; (viii) the terms, if any, on which such debt securities will be subordinate to other debt of the Company; (ix) if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (x) any events of default in addition to or in lieu of those described herein and remedies therefor; (xi) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities; (xii) listing (if any) on a securities exchange; (xiii) whether such debt securities will be certificated or in book-entry form; and (xiv) any other specific terms of the debt securities, including any additional events of default or covenants provided for with respect to debt securities, and any terms that may be required by or advisable under United States laws or regulations.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. The Company may charge a reasonable fee for such services, subject to the limitations provided in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate, will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to any debt securities issued at par that is treated as having been issued at a discount for United States income tax purposes will be described in the relevant prospectus supplement.

The indenture will not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “— Consolidation, Merger and Sale of Assets.” The Company’s certificate of incorporation, as amended, also contains other provisions that may prevent or limit a change of control.

Modification and Waiver

The indenture will provide that modifications and amendments of the indenture may be made by the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Securities issued under the indenture that are affected by the modification or amendment voting as one class; provided that no such modification or amendment may, without the consent of the holder of each such Security affected thereby, among other things: (1) change the stated maturity of principal of, or any installment of principal of or interest on, any Security, (2) reduce the rate of or extend the time of payment of interest, if any, on any Security or alter the manner of calculation of interest payable on any Security (except as part of any remarketing of the Securities of any series, or any interest rate reset with respect thereto in each case in accordance with the terms thereof), (3) reduce the principal amount or premium, if any, on any Security, (4) make the principal amount or premium, if any, or interest, if any, on any Security payable in any coin or currency other than that provided in any Security, (5) reduce the percentage in principal amount of Securities of any series the holders of which are required to consent to any such supplemental indenture or any waiver of any past default or Event of Default, (6) change any place of payment where the Securities of any series or interest thereon is payable, or (7) impair the right of any holder of a Security to institute suit for any such payment, reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof, adversely affect the right of repayment, if any, at the option of the holder or extend the time or reduce the amount of any payment to any sinking fund or analogous obligation relating to any Security. Any amendment or waiver that waives, changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series, or that modifies the rights of the holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of Securities of any other series.

The indenture will provide that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture in the form filed as an exhibit hereto, and each supplemental indenture entered into thereunder, will provide that the Company and the applicable trustee may, without the consent of the holders of any series of debt securities issued thereunder, amend the indenture or enter into supplemental indentures for one or more of the following purposes: (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants, agreements and obligations of the Company in the indenture and in the debt securities issued thereunder, (2) to add any additional Events of Default; (3) to cure any ambiguity, defect or inconsistency; (4) to make any change that does not adversely affect the interests of the holders of any series of debt securities issued thereunder; (5) to establish the form and terms of debt securities issued thereunder; (6) to set forth the conversion rights of any series; and (7) to set forth the provisions regarding subordination of any series.

Events of Default

Unless otherwise provided in any prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder: (1) the Company defaults in the payment of interest on any Security of that series when the same becomes due and payable and such Default continues for a period of 30 days; (2) the Company defaults in the payment of the principal of any Security of that series when the same becomes due and payable at maturity, upon redemption or otherwise; (3) the Company fails to comply with any of its other agreements in the Securities of that series or the indenture with respect to that series and such failure continues for the period and after the notice specified in the indenture; (4) the Company pursuant to or within the meaning of any bankruptcy law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; (5) a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (A) is for relief against the Company in an involuntary case, (B) appoints a custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days; or (6) an Event of Default provided in the establishing securities resolution or supplemental indenture for that series occurs. Any event of default with respect to particular series of debt securities under the indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (voting as a class), except in each case a failure to pay principal or interest on such debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The Company will be required to furnish to the Trustee annually a statement as to its compliance with all conditions and covenants in the indenture.

The indenture will contain a provision entitling the Trustee to be indemnified by the holders of Securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture will provide that the holders of a majority in aggregate principal amount of the then outstanding Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or of exercising any trust or power conferred upon the Trustee with respect to the Securities of such series; provided, however, that the Trustee may decline to follow any such direction if, among other reasons, the Trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the Trustee in personal liability or would be unduly prejudicial to the holders of the Securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to the indenture will be subject to certain conditions precedent including, without limitation, that the holders of not less than 25% in aggregate principal amount of the Securities of such series then outstanding under the indenture make a request upon the Trustee to exercise its powers under the indenture, indemnify the Trustee and afford the Trustee reasonable opportunity to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the Securities, to require conversion of Securities if the indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

The indenture will provide that the Company may not consolidate with, merge into or sell, convey or lease all or substantially all of its assets to any person unless the Company is the surviving corporation or the successor person is a corporation organized under the laws of any domestic or Canadian jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Securities. The Company shall pay the principal of and interest on the Securities of any series on the dates and in the manner provided in the Securities of such series and the indenture. The Company shall pay interest on overdue principal of any series at the rate borne by the Securities of any series; it shall pay interest on overdue Defaulted Interest at the same rate to the extent lawful.

SEC Reports. The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company will cause any quarterly and annual reports which it makes available to its stockholders to be mailed to the holders. The Company will also comply with the other provisions of TIA § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Compliance Certificate. The Company shall deliver to the Trustee, no later than May 1 of each year (beginning with the first May 1 following the first date of issuance of any Securities under the indenture), a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer’s knowledge of the Company’s compliance with all conditions and covenants contained in the indenture (determined without regard to any period of grace or requirement of notice provided herein).

Notice of Certain Events. The Company shall give prompt written notice to the Trustee and any Paying Agent with respect to any series of (i) any Proceeding, (ii) any Default or Event of Default, (iii) any cure or waiver of any Default or Event of Default, and (iv) if and when the Securities of such series are listed on any stock exchange.

Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Discharge, Defeasance and Covenant Defeasance

The indenture will provide with respect to each series of Securities issued thereunder that the Company may terminate its obligations under such Securities of a series and the indenture with respect to Securities of such series when (1) either (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (B) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (i), (ii), and (iii) above, has deposited or caused to be deposited with the Trustee for that purpose an amount of money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the stated maturity or redemption date, as the case may be; (2) the Company has paid or caused to be paid all other sums payable under the indenture by the Company; and (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the indenture have been complied with. Thereafter, only the Company’s obligations to compensate and indemnify the Trustee and its right to recover excess money held by the Trustee shall survive.

Applicable Law

The indenture will provide that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF GUARANTIES

We will set forth in the applicable prospectus supplement a description of any guaranties that may be offered pursuant to this prospectus. The guaranties will be governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. In addition, our common stock is listed and traded on the New York Stock Exchange. You may also inspect the information we file with the SEC at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available through our web site at http://www.hecla-mining.com. However, information on our web site is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

This prospectus is part of a registration statement filed by us with the SEC. The exhibits to our registration statement or to documents filed under the Securities Exchange Act of 1934 and incorporated by reference herein contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference the following documents or information filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which we filed with the SEC on February 23, 2016;

•	Current Reports on Form 8-K filed on January 12, 2016 (Items 5.02 and 8.01 only) and February 23, 2016 (Items 5.02 and 8.01 only);

•	The description of our capital stock contained in our Form 8-B filed with the SEC on May 6, 1983; and

•	All documents filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of an offering under this prospectus, other than documents or information deemed furnished and not filed in accordance with SEC rules.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, without charge, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct requests for such copies to:

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

Attention: Investor Relations

Telephone  (208) 769-4100

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, David C. Sienko, our General Counsel, will pass upon certain legal matters for us in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses (excluding underwriting discounts and commissions) are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$	#
Trustee Fees		*
Transfer Agents’ Fees and Expenses		*
Printing and Engraving Fees and Expenses		*
Accounting Fees and Expenses		*
Legal Fees		*
Miscellaneous		*
Total	$	*

#	To be determined. The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and 457(r).
*	As the types and amounts of securities to be issued and distributed pursuant to this registration statement may vary, the fees and expenses of such issuances and distributions cannot be reasonably determined or estimated at this time.

Item 15.	Indemnification of Directors and Officers.

We are organized under the Delaware General Corporation Law (DGCL) which empowers Delaware corporations to indemnify any director or officer, or former director or officer, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

The DGCL also empowers Delaware corporations to provide similar indemnity to any director or officer, or former director or officer, for expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation, except in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding described above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person, in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

The DGCL permits a Delaware corporation to purchase and maintain, on behalf of any director or officer, insurance against liabilities incurred in such capacities. The DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of an action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay such amount if it is determined that such person is not entitled to indemnification.

The DGCL further permits a corporation, in its original certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty except: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation, as amended, eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Delaware law. Our certificate of incorporation, as amended, and bylaws, as amended, provide that we will indemnify our officers and directors to the fullest extent permitted by Delaware law.

In addition, we have entered into an Indemnification Agreement with each of our officers and directors, which states that if the officer or director that is a party to the agreement was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, any threatened, pending, or completed action, suit, or proceeding or any inquiry or investigation, whether conducted by us or any other party, by reason of (or arising in part out of) any event or occurrence related to the fact that the officer or director is or was our director, officer, employee, agent, or fiduciary or is or was serving at our request as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise or by reason of anything done or not done by the officer or director that is a party to the agreement in any such capacity, we shall indemnify such officer or director to the fullest extent permitted by law and New York Stock Exchange requirements against any and all attorneys’ fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness in, or participating in any claim described above, and judgments, fines, penalties, and amounts paid in settlement of any claim described above, provided that a member or members of our board of directors has not concluded upon review of the claim that the director or officer party to the agreement would not be permitted to be indemnified under applicable law. Prior to our change in control, as defined in the agreement, the director or officer who is a party to the agreement will not be entitled to indemnification in connection with any claim described above by such officer or director against us or any of our other directors or officers except under certain circumstances. In the event of a change in control, as defined in the agreement, other than a change in control which has been approved by a majority of our board of directors who were directors immediately prior to such change in control, then with respect to all matters thereafter arising concerning the rights of the director or officer party to the agreement to indemnity payments, we are required to seek legal advice only from special, independent counsel selected by such officer or director and approved by us.

The foregoing statements are subject to the detailed provisions of the DGCL and our certificate of incorporation, as amended and our bylaws, as amended.

Item 16.	List of Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-23.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

HECLA MINING COMPANY

By:	/s/ Phillips S. Baker, Jr.
Name:	Phillips S. Baker, Jr.
Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Phillips S. Baker, Jr.
Phillips S. Baker, Jr.	Chief Executive Officer, President and Director (principal executive officer)

/s/ James A. Sabala
James A. Sabala	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ Ted Crumley
Ted Crumley	Director

/s/ George R. Nethercutt, Jr.
George R. Nethercutt, Jr.	Director

/s/ Terry V. Rogers
Terry V. Rogers	Director

/s/ Charles B. Stanley
Charles B. Stanley	Director

/s/ Anthony P. Taylor
Anthony P. Taylor	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

BURKE TRADING, INC.

By:	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Dean W.A. McDonald
Dean W. A. McDonald	President and Director (principal executive officer)

/s/ Carolyn S. Turner
Carolyn S. Turner	Treasurer (principal financial and accounting officer)

/s/ James A. Sabala
James A. Sabala	Director

/s/ Daniel A. Nelson
Daniel A. Nelson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

HECLA ADMIRALTY COMPANY

By:	/s/ Scott Hartman
Name:	Scott Hartman
Title:	President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Scott Hartman
Scott Hartman	President and Director (principal executive officer)

/s/ Carolyn S. Turner
Carolyn S. Turner	Treasurer (principal financial and accounting officer)

/s/ James A. Sabala
James A. Sabala	Director

/s/ Lawrence P. Radford
Lawrence P. Radford	Director

/s/ Daniel A. Nelson
Daniel A. Nelson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

HECLA ALASKA LLC

By:	/s/ James A. Sabala
Name:	James A. Sabala
Title:	Manager

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Phillips S. Baker, Jr.
Phillips S. Baker, Jr.	Manager

/s/ James A. Sabala
James A. Sabala	Manager

/s/ Scott Hartman
Scott Hartman	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

HECLA GREENS CREEK MINING COMPANY

By:	/s/ Scott Hartman
Name:	Scott Hartman
Title:	President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Scott Hartman
Scott Hartman	President and Director (principal executive officer)

/s/ Carolyn S. Turner
Carolyn S. Turner	Treasurer (principal financial and accounting officer)

/s/ James A. Sabala
James A. Sabala	Director

/s/ Lawrence P. Radford
Lawrence P. Radford	Director

/s/ Daniel A. Nelson
Daniel A. Nelson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

HECLA JUNEAU MINING COMPANY

By:	/s/ Scott Hartman
Name:	Scott Hartman
Title:	President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Scott Hartman
Scott Hartman	President and Director (principal executive officer)

/s/ Carolyn S. Turner
Carolyn S. Turner	Treasurer (principal financial and accounting officer)

/s/ James A. Sabala
James A. Sabala	Director

/s/ Lawrence P. Radford
Lawrence P. Radford	Director

/s/ Daniel A. Nelson
Daniel A. Nelson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

HECLA LIMITED

By:	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Dean W.A. McDonald
Dean W.A. McDonald	President (principal executive officer)

/s/ Carolyn S. Turner
Carolyn S. Turner	Treasurer (principal financial and accounting officer)

/s/ Phillips S. Baker, Jr.
Phillips S. Baker, Jr.	Director

/s/ James A. Sabala
James A. Sabala	Director

/s/ Lawrence P. Radford
Lawrence P. Radford	Director

/s/ Daniel A. Nelson
Daniel A. Nelson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

HECLA MC SUBSIDIARY, LLC

By:	/s/ Daniel A. Nelson
Name:	Daniel A. Nelson
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Daniel A. Nelson
Daniel A. Nelson	President (principal executive officer)

/s/ Jason Heidt
Jason Heidt	Treasurer (principal financial and accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

HECLA SILVER VALLEY, INC.

By:	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Dean W.A. McDonald
Dean W.A. McDonald	President and Director (principal executive officer)

/s/ Carolyn S. Turner
Carolyn S. Turner	Treasurer (principal financial and accounting officer)

/s/ Phillips S. Baker, Jr.
Phillips S. Baker, Jr.	Director

/s/ James A. Sabala
James A. Sabala	Director

/s/ Daniel A. Nelson
Daniel A. Nelson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

RIO GRANDE SILVER, INC.

By:	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Dean W.A. McDonald
Dean W.A. McDonald	President and Director (principal executive officer)

/s/ Carolyn S. Turner
Carolyn S. Turner	Treasurer (principal financial and accounting officer)

/s/ James A. Sabala
James A. Sabala	Director

/s/ Daniel A. Nelson
Daniel A. Nelson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

SILVER HUNTER MINING COMPANY

By:	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Dean W.A. McDonald
Dean W.A. McDonald	President and Director (principal executive officer)

/s/ Carolyn S. Turner
Carolyn S. Turner	Treasurer (principal financial and accounting officer)

/s/ James A. Sabala
James A. Sabala	Director

/s/ Daniel A. Nelson
Daniel A. Nelson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

HECLA MONTANA, INC.

By:	/s/ Luther J. Russell
Name:	Luther J. Russell
Title:	President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Luther J. Russell
Luther J. Russell	President and Director (principal executive officer)

/s/ Daniel A. Nelson
Daniel A. Nelson	Chief Financial Officer and Director (principal financial and accounting officer)

/s/ Lawrence P. Radford
Lawrence P. Radford	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

REVETT SILVER COMPANY

By:	/s/ Luther J. Russell
Name:	Luther J. Russell
Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Luther J. Russell
Luther J. Russell	Chief Executive Officer, President and Director (principal executive officer)

/s/ Daniel A. Nelson
Daniel A. Nelson	Chief Financial Officer and Director (principal financial and accounting officer)

/s/ James A. Sabala
James A. Sabala	Director

/s/ Lawrence P. Radford
Lawrence P. Radford	Director

/s/ Dean W.A. McDonald
Dean W.A. McDonald	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

TROY MINE INC.

By:	/s/ Luther J. Russell
Name:	Luther J. Russell
Title:	President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Luther J. Russell
Luther J. Russell	President and Director (principal executive officer)

/s/ Carolyn S. Turner
Carolyn S. Turner	Treasurer (principal financial and accounting officer)

/s/ Lawrence P. Radford
Lawrence P. Radford	Director

/s/ Dean W. A. McDonald
Dean W.A. McDonald	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

RC RESOURCES, INC.

By:	/s/ Luther J. Russell
Name:	Luther J. Russell
Title:	President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Luther J. Russell
Luther J. Russell	President and Director (principal executive officer)

/s/ Carolyn S. Turner
Carolyn S. Turner	Treasurer (principal financial and accounting officer)

/s/ Lawrence P. Radford
Lawrence P. Radford	Director

/s/ Dean W.A. McDonald
Dean W.A. McDonald	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

REVETT EXPLORATION, INC.

By:	/s/ Luther J. Russell
Name:	Luther J. Russell
Title:	President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Luther J. Russell
Luther J. Russell	President and Director (principal executive officer)

/s/ Carolyn S. Turner
Carolyn S. Turner	Treasurer (principal financial and accounting officer)

/s/ Lawrence P. Radford
Lawrence P. Radford	Director

/s/ Dean W. A. McDonald
Dean W.A. McDonald	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on February 23, 2016.

REVETT HOLDINGS, INC.

By:	/s/ Luther J. Russell
Name:	Luther J. Russell
Title:	President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of February, 2016.

Signature	Title

/s/ Luther J. Russell
Luther J. Russell	President and Director (principal executive officer)

/s/ Carolyn S. Turner
Carolyn S. Turner	Treasurer (principal financial and accounting officer)

/s/ Lawrence P. Radford
Lawrence P. Radford	Director

/s/ Dean W. A. McDonald
Dean W.A. McDonald	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

1.1	Forms of Underwriting Agreement (to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated herein by reference herein).

3.1	Certificate of Incorporation of the Registrant as amended to date. Filed as exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on December 12, 2014 (File No. 1-8491), and incorporated herein by reference.

3.2	Bylaws of the Registrant as amended to date. Filed as exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on August 22, 2014 (File No. 1-8491), and incorporated herein by reference.

4.1(a)	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant. Filed as part of exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q filed on July 28, 2010 (File No. 1-8491), and incorporated herein by reference.

4.1(b)	Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Preferred Stock of the Registrant. Filed as part of exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q filed on July 28, 2010 (File No. 1-8491), and incorporated herein by reference.

4.2	Form of Warrant Agreement (including Form of Warrant Certificate) (to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated herein by reference herein).

4.3(a)	Indenture dated as of April 12, 2013 among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee. Filed as exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on April 15, 2013 (File No. 1-8491), and incorporated herein by reference.

4.3(b)	Supplemental Indenture, dated as of April 14, 2014, among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee. Filed as exhibit 4.2 to Registrant’s Registration Statement on Form S-3ASR filed on April 14, 2014 (Registration No. 333-195246), and incorporated herein by reference.

4.3(c)	Supplemental Indenture, dated as of August 5, 2015 among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee. Filed as exhibit 4.2(d) to Registrant’s Annual Report on Form 10-K filed on February 23, 2016 (File No. 1-8491), and incorporated herein by reference.

4.3(d)	Form of Indenture*

5.1	Opinion of David C. Sienko*

12.1	Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of BDO USA, LLP*

23.2	Consent of David C. Sienko (included in Exhibit 5.1)*

23.3	Consent of Roscoe Postle Associates Inc.*

24.1	Powers of Attorney (included on signature page)*

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee with respect to Indenture dated as of April 12, 2013, as amended*

25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee with respect to form of Indenture*

*	Filed herewith.